Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Timothy A. Bonang, Vice President, Investor Relations, or

Jason Fredette, Director, Investor Relations

(617) 796-8222

www.cwhreit.com

CommonWealth REIT Announces 2013 Fourth Quarter and Year End Results

$0.63 of Normalized FFO Per Share for the 2013 Fourth Quarter; +8.4% Increase in Same Property Cash Basis NOI for the 2013 Fourth Quarter

5.2 Million Square Feet of Leasing Activity in 2013; 89.6% Leased Portfolio At Year End 2013

$249.1 Million of Gross Proceeds from Sale of 43 Properties in 2013; 45 Properties With $536.6 Million of Net Asset Value Currently Being Marketed For Sale and Expected to be Sold in 2014

Newton, MA (February 27, 2014): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter and year ended December 31, 2013.

Highlights for the Fourth Quarter and Year Ended December 31, 2013:

•                 $0.63 per share and $2.67 per share of normalized funds from operations, or Normalized FFO, for the quarter and year ended December 31, 2013, respectively.

•                 81.4% ratio of common share dividends paid to cash available for distribution, or CAD, for the trailing four quarters ended December 31, 2013.

•                 89.6% of CWH’s total square feet from continuing operations leased as of December 31, 2013, compared to 89.6% as of September 30, 2013.

•                 1.1 million square feet of leasing activity during the fourth quarter of 2013, bringing total leasing activity for the year ended December 31, 2013 to approximately 5.2 million square feet.

•                 +3.1% higher weighted average cash rental rates than prior cash rental rates for the same space for leases entered into during the fourth quarter of 2013.  +8.5% higher weighted average GAAP rental rates than prior GAAP rental rates for the same space for leases entered into during the fourth quarter of 2013.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

•                 +8.4% increase in same property cash basis net operating income, or Cash Basis NOI, during the fourth quarter of 2013 for properties owned continuously since October 1, 2012.  +3.6% increase in same property GAAP net operating income, or NOI, during the fourth quarter of 2013 for properties owned continuously since October 1, 2012.

•                 $249.1 million of gross proceeds from the sale of 43 suburban office and industrial properties with approximately 8.3 million square feet during the year ended December 31, 2013.  As of December 31, 2013, 45 properties with approximately 8.4 million square feet are classified as held for sale with a net book value of $536.6 million.

•                 66.2% of CWH’s total Cash Basis NOI from continuing operations during the fourth quarter of 2013 was generated from 38 properties with approximately 21.0 million square feet located in central business district, or CBD, locations.

Adam Portnoy, Managing Trustee and President of CWH, made the following statement regarding today’s announcement:

“The portfolio repositioning, which began several years ago to focus on high quality CBD office properties, delivered positive results and meaningful value to shareholders in the fourth quarter of 2013.  On most financial and operating metrics, the fourth quarter exceeded expectations, with improving Normalized FFO per share, leasing activity and same property results.  We believe that our strong fourth quarter results can be attributed to the successful execution of our strategy, as CWH’s portfolio now primarily consists of high quality office properties located in top performing market areas.  We expect to sell all of the remaining 45 non-core properties in 2014, which will successfully complete CWH’s portfolio repositioning.”

Results for the Quarter Ended December 31, 2013:

Normalized FFO available for CommonWealth REIT common shareholders for the quarter ended December 31, 2013 was $74.8 million, or $0.63 per share basic and diluted, compared to Normalized FFO available for CommonWealth REIT common shareholders for the quarter ended December 31, 2012 of $68.7 million, or $0.82 per share basic and diluted.

CAD for the quarter ended December 31, 2013 was $18.6 million, or $0.16 per share, compared to CAD for the quarter ended December 31, 2012 of $15.5 million, or $0.19 per share.

Both Normalized FFO and CAD excludes shareholder litigation costs and related expenses totaling $6.5 million, or $0.05 per share, for the quarter ended December 31, 2013.

Net loss available for CommonWealth REIT common shareholders was $16.5 million for the quarter ended December 31, 2013, compared to a net loss of $163.9 million for the same period last year.  Net loss available for CommonWealth REIT common shareholders per share, basic and diluted (EPS), for the quarters ended December 31, 2013 and 2012 was $0.14 and $1.96, respectively.  Net loss for the quarter ended December 31, 2013 includes a net loss from property sales of $25.5 million, or $0.22 per share, and $6.5 million, or $0.05 per share, of shareholder litigation costs and related expenses.  Net loss for the quarter ended December 31, 2012 includes a loss on asset impairment of $168.6 million, or $2.01 per share.

The weighted average number of basic and diluted common shares outstanding for the quarters ended December 31, 2013 and 2012, was 118,387,388 and 83,804,068, respectively.

A reconciliation of net loss attributable to CommonWealth REIT, determined according to U.S. generally accepted accounting principles, or GAAP, to FFO available for CommonWealth REIT common shareholders and Normalized FFO available for CommonWealth REIT common shareholders, and a reconciliation of Normalized FFO available for CommonWealth REIT common shareholders to CAD for the quarters ended December 31, 2013 and 2012 appears later in this press release.

Results for the Year Ended December 31, 2013:

Normalized FFO available for CommonWealth REIT common shareholders for the year ended December 31, 2013 was $300.6 million, or $2.67 per share basic and diluted, compared to Normalized FFO available for CommonWealth REIT common shareholders for the year ended December 31, 2012 of $283.8 million, or $3.39 per share basic and diluted.

CAD for the year ended December 31, 2013 was $134.8 million, or $1.20 per share, compared to CAD for the year ended December 31, 2012 of $131.4 million, or $1.57 per share.

Both Normalized FFO and CAD excludes shareholder litigation costs and related expenses totaling $30.4 million, or $0.27 per share, for the year ended December 31, 2013.

Net loss available for CommonWealth REIT common shareholders was $221.7 million for the year ended December 31, 2013, compared to a net loss of $152.0 million for the same period last year.  Net loss available for CommonWealth REIT common shareholders per share, basic and diluted (EPS), for the years ended December 31, 2013 and 2012 was $1.97 and $1.81, respectively.  Net loss for the year ended December 31, 2013 includes a loss on asset impairment of $227.1 million, or $2.02 per share, losses on early extinguishment of debt totaling $61.1 million, or $0.54 per share, and shareholder litigation costs and related expenses of $30.4 million, or $0.27 per share, partially offset by a gain of $66.3 million, or $0.59 per share, from the sale of an equity investment.  Net loss for the year ended December 31, 2012 includes a loss on asset impairment of $168.6 million, or $2.01 per share.

The weighted average number of basic and diluted common shares outstanding for the years ended December 31, 2013 and 2012, was 112,377,732 and 83,749,644, respectively.

A reconciliation of net loss attributable to CommonWealth REIT, determined according to GAAP, to FFO available for CommonWealth REIT common shareholders and Normalized FFO available for CommonWealth REIT common shareholders, and a reconciliation of Normalized FFO available for CommonWealth REIT common shareholders to CAD for the years ended December 31, 2013 and 2012 appears later in this press release.

Operating Results (excluding CWH’s former consolidated subsidiary, Select Income REIT, or SIR):

As of December 31, 2013, 89.6% of CWH’s total square feet included within continuing operations was leased, compared to 89.6% as of September 30, 2013.  During the quarter ended December 31, 2013, CWH entered into 1,084,000 square feet of leases, including lease renewals for 887,000 square feet and new leases for 197,000 square feet, and 1,029,000 square feet expired.  Leases entered into during the fourth quarter of 2013 had weighted average cash and GAAP rental rates that were approximately +3.1% and +8.5% higher than prior rental rates for the same space, respectively.  The increases in both cash and GAAP rental rates during the fourth quarter of 2013 were primarily driven by 388,000 square feet of leases signed in CBD properties which had weighted average cash and GAAP rental rates that were approximately +12.6% and +19.7% higher than prior rental rates for the same space, respectively.

The weighted average lease term based on square feet for leases entered into during the fourth quarter of 2013 was 7.3 years.  Commitments for tenant improvements, leasing commission costs and concessions for leases entered into during the fourth quarter of 2013 totaled approximately $19.3 million, or $2.44 per square foot per year of the lease term.

Same property occupancy for properties owned continuously since October 1, 2012 decreased -0.3 percentage points from 89.9% as of December 31, 2012, to 89.6% as of December 31, 2013.  Same property occupancy for CBD properties increased +0.1 percentage points from 88.0% as of December 31, 2012 to 88.1% as of December 31, 2013; same property occupancy for suburban properties decreased -0.8 percentage points from 92.2% as of December 31, 2012 to 91.4% as of December 31, 2013.

Same property Cash Basis NOI increased by +8.4% during the quarter ended December 31, 2013, which was driven by a +6.0% increase in Cash Basis NOI at CBD properties and a +13.4% increase in Cash Basis NOI at suburban properties.  Same property NOI increased by +3.6% during the quarter ended December 31, 2013, which was driven by a +3.1% increase in NOI at CBD properties and a +4.4% increase in NOI at suburban properties.

A reconciliation of NOI and Cash Basis NOI to net loss, determined according to GAAP, for the quarters and years ended December 31, 2013 and 2012 appears later in this press release.

Recent Acquisitions and Sales Activities (excluding activities of SIR):

Since January 1, 2013, CWH has not acquired or entered into any agreements to purchase properties.

As previously disclosed, CWH’s business plan has been focused on repositioning its portfolio towards high quality CBD office properties and away from suburban office and industrial properties.  In early 2013, CWH announced that it would offer for sale 40 primarily suburban properties with a combined 6.7 million square feet.  All of these properties were sold during 2013 for an aggregate sale price of $158.3 million, excluding closing costs.  In addition, CWH also sold a land parcel and three suburban properties with a combined 1.7 million square feet during 2013, for an aggregate sale price of $90.8 million, excluding closing costs and other adjustments.

As of December 31, 2013, CWH had 45 properties with a combined 8.4 million square feet classified as held for sale.  CWH expects to sell these properties during 2014; however, no assurance can be given that any of these properties will be sold in that time period or at all.

Recent Financing Activities (excluding activities of SIR):

In October 2013, CWH prepaid, at par, all $99.0 million of its 5.75% unsecured senior notes due in 2014, using borrowings under its revolving credit facility.

Presentation:

As of December 31, 2013, CWH owned approximately 44.2% of the common shares of SIR, a publicly traded real estate investment trust, or REIT, that primarily owns net leased, single tenant office and industrial properties.  On July 2, 2013, SIR issued and sold to the public 10.5 million common shares in an underwritten public offering.  Prior to this offering, CWH’s 22.0 million common shares of SIR represented more than 50% of SIR’s outstanding common shares and SIR’s financial position and results of operations were consolidated in CWH’s financial statements.  Beginning on July 2, 2013, CWH no longer consolidates its investment in SIR, but instead accounts for its investment in SIR under the equity method.  Unless the context indicates otherwise, the amounts reported in this press release include SIR’s financial position and results of operations on a consolidated basis with CWH for periods prior to July 2, 2013, when SIR was CWH’s consolidated subsidiary.

For further information about SIR and its subsidiaries, please see SIR’s periodic reports and other filings with the Securities and Exchange Commission, or the SEC, which are available at the SEC’s website at www.sec.gov.  References in this press release to SIR’s filings with the SEC are included to identify the source of SIR information only, and the information in SIR’s filings with the SEC is not incorporated by reference into this press release.

Conference Call:

Later today, at 1:00 p.m. Eastern Time, Adam Portnoy, President and Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter and year ended December 31, 2013.

The conference call telephone number is (877) 531-2986.  Participants calling from outside the United States and Canada should dial (612) 332-7516.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, March 6, 2014.  To hear the replay, dial (320) 365-3844.  The replay pass code is 318037.

A live audio webcast of the conference call will also be available in a listen only mode on CWH’s website, which is located at www.cwhreit.com.  Participants wanting to access the webcast should visit CWH’s website about five minutes before the call.  The archived webcast will be available for replay on CWH’s website for about one week after the call.

The transcription, recording and retransmission in any way of CWH’s fourth quarter conference call are strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s Fourth Quarter 2013 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.  CWH’s website is not incorporated as part of this press release.

CommonWealth REIT is a real estate investment trust that primarily owns office properties throughout the United States.  CWH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of CWH’s operating results and financial condition, for an explanation of CWH’s calculation of FFO, Normalized FFO, CAD, NOI and Cash Basis NOI and for a reconciliation of those non-GAAP amounts to net loss and net loss attributable to CommonWealth REIT.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER CWH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, CWH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, THIS PRESS RELEASE STATES THAT CWH EXPECTS TO SELL IN 2014 THE 45 PROPERTIES THAT ARE CLASSIFIED AS HELD FOR SALE AS OF DECEMBER 31, 2013.  HOWEVER, CWH MAY BE UNABLE TO SELL SOME OR ALL OF THESE PROPERTIES IN 2014 OR EVER, ON TERMS CWH IS WILLING TO ACCEPT OR OTHERWISE.  ALSO, REMOVAL OF ALL OF CWH’S TRUSTEES PURSUANT TO THE CONSENT SOLICITATION BY RELATED FUND MANAGEMENT, LLC AND CORVEX MANAGEMENT LP MAY RESULT IN CWH NOT SELLING SOME OR ALL OF THESE PROPERTIES.  ACCORDINGLY, SOME OR ALL OF THE PROPERTIES CWH HAS IDENTIFIED FOR SALE MAY NOT BE SOLD OR THE SALES OF THESE PROPERTIES MAY BE DELAYED.

THE INFORMATION CONTAINED IN CWH’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN CWH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM CWH’S FORWARD LOOKING STATEMENTS.  CWH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, CWH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CommonWealth REIT

Consolidated Statements of Operations, Funds from Operations and

Normalized Funds from Operations

(amounts in thousands)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues:
Rental income	$157,815	$188,529	$707,380	$709,390
Tenant reimbursements and other income	40,604	43,428	178,156	172,515
Total revenues	198,419	231,957	885,536	881,905

Expenses:
Operating expenses	90,104	97,972	370,869	356,604
Depreciation and amortization	51,908	57,931	218,854	209,759
General and administrative	16,221	12,313	77,209	46,057
Acquisition related costs	(19)	646	318	5,648
Total expenses	158,214	168,862	667,250	618,068

Operating income	40,205	63,095	218,286	263,837

Interest and other income	298	384	1,229	1,404
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of ($256), $635, $9 and $3,296, respectively)	(38,559)	(53,303)	(173,011)	(201,840)
Loss on early extinguishment of debt	(25)	-	(60,052)	(287)
Gain on sale of equity investment	-	-	66,293	-
Gain on issuance of shares by an equity investee	-	7,246	-	7,246
Income from continuing operations before income tax expense and equity in earnings of investees	1,919	17,422	52,745	70,360
Income tax expense	(107)	(1,301)	(2,634)	(3,207)
Equity in earnings of investees	10,841	2,765	25,754	11,420
Income from continuing operations	12,653	18,886	75,865	78,573
Discontinued operations:
Income from discontinued operations	10,085	2,476	15,867	9,783
Loss on asset impairment from discontinued operations	(1,507)	(168,632)	(227,122)	(168,632)
Loss on early extinguishment of debt from discontinued operations	(1,011)	-	(1,011)	(1,608)
Net (loss) gain on sale of properties from discontinued operations	(25,521)	-	(22,162)	2,039
Loss before gain on sale of properties	(5,301)	(147,270)	(158,563)	(79,845)
Gain on sale of properties	-	-	1,596	-
Net loss	(5,301)	(147,270)	(156,967)	(79,845)
Net income attributable to noncontrolling interest in consolidated subsidiary	-	(5,514)	(20,093)	(15,576)
Net loss attributable to CommonWealth REIT	(5,301)	(152,784)	(177,060)	(95,421)
Preferred distributions	(11,151)	(11,151)	(44,604)	(51,552)
Excess redemption price paid over carrying value of preferred shares	-	-	-	(4,985)
Net loss available for CommonWealth REIT common shareholders	$(16,452)	$(163,935)	$(221,664)	$(151,958)

Amounts attributable to CommonWealth REIT common shareholders:
Income from continuing operations	$1,502	$2,221	$12,764	$6,460
Income from discontinued operations	10,085	2,476	15,867	9,783
Loss on asset impairment from discontinued operations	(1,507)	(168,632)	(227,122)	(168,632)
Loss on early extinguishment of debt from discontinued operations	(1,011)	-	(1,011)	(1,608)
Net (loss) gain on sale of properties from discontinued operations	(25,521)	-	(22,162)	2,039
Net loss	$(16,452)	$(163,935)	$(221,664)	$(151,958)

CommonWealth REIT

Consolidated Statements of Operations, Funds from Operations and

Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

		Quarter Ended December 31,		Year Ended December 31,
		2013	2012	2013	2012
Calculation of FFO:(1)
Net loss attributable to CommonWealth REIT		$(5,301)	$(152,784)	$(177,060)	$(95,421)
Plus:	depreciation and amortization from continuing operations	51,908	57,931	218,854	209,759
Plus:	depreciation and amortization from discontinued operations	825	12,021	28,098	48,533
Plus:	loss on asset impairment from discontinued operations	1,507	168,632	227,122	168,632
Plus:	FFO from investees	14,568	5,313	33,564	21,383
Plus:	net income attributable to noncontrolling interest	-	5,514	20,093	15,576
Less:	FFO attributable to noncontrolling interest	-	(7,149)	(26,270)	(19,419)
Less:	gain on sale of properties	-	-	(1,596)	-
Less:	net loss (gain) on sale of properties from discontinued operations	25,521	-	22,162	(2,039)
Less:	equity in earnings of investees	(10,841)	(2,765)	(25,754)	(11,420)
FFO attributable to CommonWealth REIT		78,187	86,713	319,213	335,584
Less:	preferred distributions	(11,151)	(11,151)	(44,604)	(51,552)
FFO available for CommonWealth REIT common shareholders		$67,036	$75,562	$274,609	$284,032

Calculation of Normalized FFO:(1)
FFO attributable to CommonWealth REIT		$78,187	$86,713	$319,213	$335,584
Plus:	acquisition related costs from continuing operations	(19)	646	318	5,648
Plus:	normalized FFO from investees	14,799	5,417	34,149	21,710
Plus:	loss on early extinguishment of debt from continuing operations	25	-	60,052	287
Plus:	loss on early extinguishment of debt from discontinued operations	1,011	-	1,011	1,608
Plus:	shareholder litigation costs and related expenses	6,475	-	30,392	-
Plus:	average minimum rent from direct financing lease	329	329	1,316	1,316
Plus:	FFO attributable to noncontrolling interest	-	7,149	26,270	19,419
Less:	normalized FFO attributable to noncontrolling interest	-	(7,491)	(26,573)	(20,132)
Less:	FFO from investees	(14,568)	(5,313)	(33,564)	(21,383)
Less:	interest earned from direct financing lease	(251)	(333)	(1,128)	(1,452)
Less:	gain on sale of equity investment	-	-	(66,293)	-
Less:	gain on issuance of shares by an equity investee	-	(7,246)	-	(7,246)
Normalized FFO attributable to CommonWealth REIT		85,988	79,871	345,163	335,359
Less:	preferred distributions	(11,151)	(11,151)	(44,604)	(51,552)
Normalized FFO available for CommonWealth REIT common shareholders		$74,837	$68,720	$300,559	$283,807

Weighted average common shares outstanding – basic and diluted(2)		118,387	83,804	112,378	83,750

Per common share:
Income from continuing operations attributable to CommonWealth REIT common shareholders – basic and diluted		$0.01	$0.03	$0.11	$0.08
Loss from discontinued operations attributable to CommonWealth REIT common shareholders – basic and diluted		$(0.15)	$(1.98)	$(2.09)	$(1.89)
Net loss available for CommonWealth REIT common shareholders – basic and diluted		$(0.14)	$(1.96)	$(1.97)	$(1.81)
FFO available for CommonWealth REIT common shareholders – basic and diluted		$0.57	$0.90	$2.44	$3.39
Normalized FFO available for CommonWealth REIT common shareholders – basic and diluted		$0.63	$0.82	$2.67	$3.39

CommonWealth REIT

Consolidated Statements of Operations, Funds from Operations and

Normalized Funds from Operations (continued)

(amounts in thousands)

(unaudited)

(1)     CWH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, loss on real estate asset impairment, net income attributable to noncontrolling interest and FFO from equity investees, excluding any gain or loss on sale of properties, equity in earnings from investees and FFO attributable to noncontrolling interests.  CWH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because CWH excludes acquisition related costs, gains from issuance of shares by equity investees, gain from sale of equity investment, loss on early extinguishment of debt, shareholder litigation costs and related expenses, the difference between average minimum rent and interest earned from CWH’s direct financing lease and the difference between FFO and Normalized FFO from equity investees and noncontrolling interests.  CWH considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net loss, net loss attributable to CommonWealth REIT, net loss available for CommonWealth REIT common shareholders, operating income and cash flow from operating activities. CWH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of CWH’s operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by CWH’s Board of Trustees when determining the amount of distributions to CWH’s shareholders.  Other factors include, but are not limited to, requirements to maintain CWH’s status as a REIT, limitations in CWH’s revolving credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital to CWH, CWH’s cash available for distribution, CWH’s expectation of its future capital requirements and operating performance, and CWH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net loss, net loss attributable to CommonWealth REIT, net loss available for CommonWealth REIT common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of CWH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of CWH’s needs.  These measures should be considered in conjunction with net loss, net loss attributable to CommonWealth REIT, net loss available for CommonWealth REIT common shareholders, operating income and cash flow from operating activities as presented in CWH’s Consolidated Statements of Operations, Consolidated Statements of Comprehensive (Loss) Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than CWH does.

(2)   As of December 31, 2013, CWH’s 15,180 outstanding series D cumulative convertible preferred shares were convertible into 7,298 common shares and the effect of a conversion of CWH’s series D cumulative convertible preferred shares on income from continuing operations attributable to CommonWealth REIT common shareholders per share is anti-dilutive to income, FFO and Normalized FFO for all periods presented.  Set forth below is the calculation of diluted net loss available for common shareholders, diluted FFO available for common shareholders, diluted Normalized FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net loss available for CommonWealth REIT common shareholders	$(16,452)	$(163,935)	$(221,664)	$(151,958)
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
Net loss available for CommonWealth REIT common shareholders – diluted	$(10,285)	$(157,768)	$(196,996)	$(127,290)

FFO available for CommonWealth REIT common shareholders	$67,036	$75,562	$274,609	$284,032
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
FFO available for CommonWealth REIT common shareholders – diluted	$73,203	$81,729	$299,277	$308,700

Normalized FFO available for CommonWealth REIT common shareholders	$74,837	$68,720	$300,559	$283,807
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
Normalized FFO available for CommonWealth REIT common shareholders – diluted	$81,004	$74,887	$325,227	$308,475

Weighted average common shares outstanding – basic	118,387	83,804	112,378	83,750
Effect of dilutive Series D preferred shares	7,298	7,298	7,298	7,298
Weighted average common shares outstanding – diluted	125,685	91,102	119,676	91,048

CommonWealth REIT

Calculation of Cash Available for Distribution

(amounts in thousands, except per share data)

(unaudited)

		Quarter Ended December 31,		Year Ended December 31,
		2013	2012	2013	2012
Calculation of CAD:(1)
Normalized FFO available for CommonWealth REIT common shareholders		$74,837	$68,720	$300,559	$283,807
Plus:	lease value amortization from continuing operations	2,445	2,588	10,158	10,274
Plus:	lease value amortization from discontinued operations	(126)	(89)	(623)	(312)
Plus:	amortization of prepaid interest and debt discounts from continuing operations	(255)	635	9	3,296
Plus:	amortization of prepaid interest and debt discounts from discontinued operations	15	18	72	109
Plus:	distributions from investees	10,120	4,279	24,079	16,816
Plus:	non-cash general and administrative expenses paid in common shares(2)	338	542	2,113	1,686
Plus:	minimum cash rent from direct financing lease	2,025	2,025	8,098	8,098
Plus:	normalized FFO attributable to noncontrolling interest	-	7,491	26,573	20,132
Less:	CAD attributable to noncontrolling interest	-	(6,119)	(23,792)	(17,968)
Less:	average minimum rent from direct financing lease	(329)	(329)	(1,316)	(1,316)
Less:	straight-line rent from continuing operations	(5,522)	(10,667)	(32,549)	(41,569)
Less:	straight-line rent from discontinued operations	349	521	1,320	2,757
Less:	recurring capital expenditures	(50,510)	(48,658)	(145,795)	(132,725)
Less:	Normalized FFO from investees	(14,799)	(5,417)	(34,149)	(21,710)
CAD		$18,588	$15,540	$134,757	$131,375

Weighted average common shares outstanding - basic		118,387	83,804	112,378	83,750

CAD per share		$0.16	$0.19	$1.20	$1.57

(1)        CWH calculates CAD as shown above.  CWH considers CAD to be an appropriate measure of its operating performance, along with net loss, net loss attributable to CommonWealth REIT, net loss available for CommonWealth REIT common shareholders, operating income and cash flow from operating activities.  CWH believes that CAD provides useful information to investors because CAD may facilitate a comparison of cash based operating performance between periods and with other REITs.  CAD does not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net loss, net loss attributable to CommonWealth REIT, net loss available for CommonWealth REIT common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of CWH’s financial performance or liquidity, nor is this measure necessarily indicative of sufficient cash flow to fund all of CWH’s needs.  This measure should be considered in conjunction with net loss, net loss attributable to CommonWealth REIT, net loss available for CommonWealth REIT common shareholders, operating income and cash flow from operating activities as presented in CWH’s Consolidated Statements of Operations, Consolidated Statements of Comprehensive (Loss) Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate CAD differently than CWH does.

(2)        Represents the amortized value of shares issued during the year to trustees of CWH and SIR (amounts for SIR are only for the periods when SIR was a consolidated subsidiary of CWH), to officers of CWH and SIR, and to Reit Management & Research LLC employees, under CWH’s and SIR’s equity award plans.

CommonWealth REIT

Calculation of Property Net Operating Income (NOI) and Cash Basis NOI

(amounts in thousands)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Calculation of NOI and Cash Basis NOI:(1)
Rental income	$157,815	$188,529	$707,380	$709,390
Tenant reimbursements and other income	40,604	43,428	178,156	172,515
Operating expenses	(90,104)	(97,972)	(370,869)	(356,604)
Property net operating income (NOI)	108,315	133,985	514,667	525,301
Non cash straight line rent adjustments	(5,522)	(10,667)	(32,549)	(41,569)
Lease value amortization	2,445	2,588	10,158	10,274
Lease termination fees	(1,043)	(1,920)	(2,758)	(5,146)
Cash Basis NOI	$104,195	$123,986	$489,518	$488,860

Reconciliation of Cash Basis NOI to Net Loss:
Cash Basis NOI	$104,195	$123,986	$489,518	$488,860
Non cash straight line rent adjustments	5,522	10,667	32,549	41,569
Lease value amortization	(2,445)	(2,588)	(10,158)	(10,274)
Lease termination fees	1,043	1,920	2,758	5,146
Property NOI	108,315	133,985	514,667	525,301
Depreciation and amortization	(51,908)	(57,931)	(218,854)	(209,759)
General and administrative	(16,221)	(12,313)	(77,209)	(46,057)
Acquisition related costs	19	(646)	(318)	(5,648)
Operating income	40,205	63,095	218,286	263,837

Interest and other income	298	384	1,229	1,404
Interest expense	(38,559)	(53,303)	(173,011)	(201,840)
Loss on early extinguishment of debt	(25)	-	(60,052)	(287)
Gain on sale of equity investment	-	-	66,293	-
Gain on issuance of shares by an equity investee	-	7,246	-	7,246
Income from continuing operations before income tax expense and equity in earnings of investees	1,919	17,422	52,745	70,360
Income tax expense	(107)	(1,301)	(2,634)	(3,207)
Equity in earnings of investees	10,841	2,765	25,754	11,420
Income from continuing operations	12,653	18,886	75,865	78,573
Discontinued operations:
Income from discontinued operations	10,085	2,476	15,867	9,783
Loss on asset impairment from discontinued operations	(1,507)	(168,632)	(227,122)	(168,632)
Loss on early extinguishment of debt from discontinued operations	(1,011)	-	(1,011)	(1,608)
Net loss (gain) on sale of properties from discontinued operations	(25,521)	-	(22,162)	2,039
Loss before gain on sale of properties	(5,301)	(147,270)	(158,563)	(79,845)
Gain on sale of properties	-	-	1,596	-
Net loss	$(5,301)	$(147,270)	$(156,967)	$(79,845)

(1)         CWH calculates NOI on a GAAP and cash basis as shown above.  CWH defines NOI as income from CWH’s real estate including lease termination fees received from tenants less CWH’s property operating expenses, which expenses include property marketing costs.  NOI excludes amortization of capitalized tenant improvement costs and leasing commissions.  CWH defines Cash Basis NOI as NOI less non cash straight line rent adjustments, lease value amortization and lease termination fees.  CWH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net loss because they may help both investors and management to understand the operations of CWH’s properties.  CWH uses NOI and Cash Basis NOI internally to evaluate individual, regional and companywide property level performance, and CWH believes that NOI and Cash Basis NOI provide useful information to investors regarding CWH’s results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of CWH’s operating performance between periods and with other REITs.  The calculation of NOI and Cash Basis NOI exclude certain components of net loss in order to provide results that are more closely related to CWH’s properties’ results of operations.  NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP, and should not be considered as alternatives to net loss, net loss attributable to CommonWealth REIT, net loss available for CommonWealth REIT common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of CWH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of CWH’s needs.  These measures should be considered in conjunction with net loss, net loss attributable to CommonWealth REIT, net loss available for CommonWealth REIT common shareholders, operating income and cash flow from operating activities as presented in CWH’s Consolidated Statements of Operations, Consolidated Statements of Comprehensive (Loss) Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than CWH does.

CommonWealth REIT

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	December 31,
	2013	2012
ASSETS
Real estate properties:
Land	$699,135	$1,531,416
Buildings and improvements	4,838,030	6,297,993
	5,537,165	7,829,409
Accumulated depreciation	(895,059)	(1,007,606)
	4,642,106	6,821,803
Properties held for sale	573,531	171,832
Acquired real estate leases, net	255,812	427,756
Equity investments	517,991	184,711
Cash and cash equivalents	222,449	102,219
Restricted cash	22,101	16,626
Rents receivable, net of allowance for doubtful accounts of $7,885 and $9,962, respectively	223,769	253,394
Other assets, net	188,675	211,293
Total assets	$6,646,434	$8,189,634

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$235,000	$297,000
SIR revolving credit facility	-	95,000
Senior unsecured debt, net	1,855,900	2,972,994
Mortgage notes payable, net	914,510	984,827
Liabilities related to properties held for sale	28,734	2,339
Accounts payable and accrued expenses	165,855	194,184
Assumed real estate lease obligations, net	33,935	69,304
Rent collected in advance	27,553	35,700
Security deposits	11,976	23,860
Due to related persons	9,385	12,958
Total liabilities	3,282,848	4,688,166

Commitments and contingencies

Shareholders’ equity:
Shareholder’s equity attributable to CommonWealth REIT:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible;
15,180,000 shares issued and outstanding, aggregate liquidation
preference $379,500	368,270	368,270
Series E preferred shares; 7 1/4% cumulative redeemable on or after
May 15, 2016; 11,000,000 shares issued and outstanding,
aggregate liquidation preference $275,000	265,391	265,391
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 118,386,918 and 83,804,068 shares
issued and outstanding, respectively	1,184	838
Additional paid in capital	4,213,474	3,585,400
Cumulative net income	2,209,840	2,386,900
Cumulative other comprehensive (loss) income	(38,331)	565
Cumulative common distributions	(3,082,271)	(2,972,569)
Cumulative preferred distributions	(573,971)	(529,367)
Total shareholders’ equity attributable to CommonWealth REIT	3,363,586	3,105,428
Noncontrolling interest in consolidated subsidiary	-	396,040
Total shareholders’ equity	3,363,586	3,501,468
Total liabilities and shareholders’ equity	$6,646,434	$8,189,634

(END)